UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 482-8999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2025, Brand Engagement Network, Inc. (the “Company” or “BEN”) entered into a Reseller Agreement and Shareholder Agreement, with SKYE Inteligencia LATAM, S.A.P.I. de C.V. (“SKYE LATAM”), to commercialize BEN’s AI technology across Latin America and Spain. The agreements were fully executed by all the parties on or before November 6, 2025. [1]

Under the Shareholder Agreement:

●	SKYE LATAM issued to BEN a $5,000,000 preferred capital contribution, recognized as a intellectual property licensing revenue under U.S. GAAP.
●	BEN received 25% of SKYE LATAM’s common stock.
●	BEN was granted one seat on SKYE LATAM’s five-member board of directors.
●	BEN has pre-emptive rights, tag-along rights, drag-along rights, and information inspection rights.
●	Dividends, capital increases, and share issuances are restricted until the $5,000,000 preferred contribution is fully paid or capitalized.
●	Any breach triggers nullity, joint liability, share forfeiture, or damages at BEN’s discretion.

Under the Reseller Agreement:

●	SKYE LATAM was appointed as the exclusive reseller of BEN’s AI solutions (including ELM™ and RAG) in the government sector across Latin America and Spain.
●	SKYE LATAM has non-exclusive rights in all other industry verticals.
●	BEN is entitled to 35% of gross revenues from software, Saas, Services, and subscription, across all industries in the territory.
●	Includes standard non-compete provisions and a right of first refusal on any sale of SKYE LATAM’s controlling interest or substantial assets.
●	The prior reseller agreement with Vybroo (disclosed March 19, 2025) will be assigned to SKY LATAM as part of the consideration.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the redacted agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Certain portions of the agreements have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

Exhibit 10.1 (Reseller Agreement) is filed with full signatures.

Exhibit 10.2 (Shareholders Agreement) is filed with signature lines blanked for privacy. The fully executed version, including all signatures, is retained by the Company and available upon request.

[1] Certain signature pages reflect dates in DD-MM-YY format as used in Mexico (e.g., “5-11-25” = November 5, 2025; “6-11-25” = November 6, 2025). All signatures were received on or before November 6, 2025.

Item 8.01 Other Events.

On November 10, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Redacted Shareholder Agreement, effective October 30, 2025
10.2†	Redacted Reseller Agreement, effective October 30, 2025
99.1	Press Release, dated November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions are both not material and are the type of information that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date: November 10, 2025

By:	/s/ Tyler Luck
Tyler Luck
Acting Chief Executive Officer